Exhibit 99.1

LinkedIn Announces First Quarter 2014 Results

MOUNTAIN VIEW, Calif., May 1, 2014 - LinkedIn Corporation (NYSE: LNKD), the world's largest professional network on the Internet, with over 300 million members, reported its quarterly results for the first quarter of 2014:

•	Revenue for the first quarter was $473.2 million, an increase of 46% compared to $324.7 million in the first quarter of 2013.

•
Net loss attributable to common stockholders for the first quarter was $13.4 million, compared to net income of $22.6 million for the first quarter of 2013. Non-GAAP net income for the first quarter was $47.3 million, compared to $52.4 million for the first quarter of 2013. Non-GAAP measures exclude tax-affected stock-based compensation expense and tax-affected amortization of acquired intangible assets.

•	Adjusted EBITDA for the first quarter was $116.7 million, or 25% of revenue, compared to $83.4 million for the first quarter of 2013, or 26% of revenue.

•
GAAP diluted EPS for the first quarter was $(0.11), compared to GAAP diluted EPS of $0.20 for the first quarter 2013; non-GAAP diluted EPS for the first quarter was $0.38, compared to non-GAAP diluted EPS of $0.45 for the first quarter of 2013.

“The first quarter was strong for LinkedIn in terms of our member engagement and financial results,” said Jeff Weiner, CEO of LinkedIn. “We made significant progress against several strategic priorities including expanding internationally with our China launch, extending our shift to content marketing, and furthering our goal to make LinkedIn the definitive professional publishing platform by giving members the ability to publish long-form content.”

First Quarter Operating Summary

•
Talent Solutions: Revenue from Talent Solutions products totaled $275.9 million, an increase of 50% compared to the first quarter of 2013. Talent Solutions revenue represented 58% of total revenue in the first quarter of 2014, compared to 57% in the first quarter of 2013.

•
Marketing Solutions: Revenue from Marketing Solutions products totaled $101.8 million, an increase of 36% compared to the first quarter of 2013. Marketing Solutions revenue represented 22% of total revenue in the first quarter of 2014, compared to 23% in the first quarter of 2013.

•
Premium Subscriptions: Revenue from Premium Subscriptions products totaled $95.5 million, an increase of 46% compared to the first quarter of 2013. Premium Subscriptions represented 20% of total revenue in the first quarter of 2014 and 2013.

Revenue from the U.S. totaled $284.9 million, and represented 60% of total revenue in the first quarter of 2014. Revenue from international markets totaled $188.3 million, and represented 40% of total revenue in the first quarter of 2014.

Revenue from the field sales channel totaled $275.3 million, and represented 58% of total revenue in the first quarter of 2014. Revenue from the online, direct sales channel totaled $197.9 million, and represented 42% of total revenue in the first quarter of 2014.

For additional information, please see the “Selected Company Metrics and Financials” page on LinkedIn's Investor Relations website.

First Quarter Highlights and Strategic Announcements

In the first quarter of 2014:

•
LinkedIn launched a beta version of its platform in Simplified Chinese, furthering its mission to connect the world’s professionals. The localized site aims to broaden the Chinese member base from four million English-language members today, to the addressable audience of 140 million professionals and students in China.

•	LinkedIn opened its professional publishing platform, enabling any member to publish long-form content. Early indications are positive, based on strong uptake and network engagement.

•
LinkedIn released a new version of Who’s Viewed Your Profile, an analytics dashboard giving members actionable intelligence on how to best build their professional brands and manage their professional identities.

“Strong first quarter financial results were driven by sustained investment, resulting in healthy member trends and balanced growth across our three diverse product lines,” said Steve Sordello, CFO of LinkedIn. “We are excited for the remainder of 2014, and believe investment in our strategic initiatives will continue to drive our member and monetization platforms.”

Business Outlook

LinkedIn is providing guidance for the second quarter and full year of 2014:

•
Q2 2014 Guidance: Revenue is expected to range between $500 million and $505 million. Adjusted EBITDA is expected to range between $118 million and $120 million. The company expects depreciation and amortization to be approximately $53 million, and stock-based compensation to be approximately $75 million.

•
Full Year 2014 Guidance: Revenue is expected to range between $2.06 billion and $2.08 billion. Adjusted EBITDA is expected to be between $505-510 million. The company expects depreciation and amortization to be approximately $225 million, and stock-based compensation to be approximately $305 million.

Quarterly Results Webcast and Conference Call

LinkedIn will host a webcast and conference call to discuss its first quarter 2014 financial results and business outlook today at 2:00 p.m. Pacific Time. Jeff Weiner and Steve Sordello will host the webcast, which can be viewed on the investor relations section of the LinkedIn website at http://investors.linkedin.com/. This call will contain forward-looking statements and other material information regarding the company's financial and operating results. Following completion of the call, a recorded replay of the webcast will be available on the website.

Upcoming Events

Management will participate in upcoming financial Q&A discussions at industry events on May 7, May 13, and June 3, 2014. LinkedIn will furnish a link to these events on its investor relations website, http://investors.linkedin.com/ for both the live and archived webcasts.

About LinkedIn

Founded in 2003, LinkedIn connects the world's professionals to make them more productive and successful. With over 300 million members worldwide, including executives from every Fortune 500 company, LinkedIn is the world's largest professional network on the Internet. The company has a diversified business model with revenue coming from Talent Solutions, Marketing Solutions and Premium Subscriptions products. Headquartered in Silicon Valley, LinkedIn has offices across the globe.

Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the company uses the following non-GAAP financial measures: adjusted EBITDA, non-GAAP net income, and non-GAAP diluted EPS (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

The company excludes the following items from one or more of its non-GAAP measures:

Stock-based compensation. The company excludes stock-based compensation because it is non-cash in nature and because the company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. The company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements and facilitates comparisons to peer operating results.

Amortization of acquired intangible assets. The company excludes amortization of acquired intangible assets because it is non-cash in nature and because the company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. In addition, excluding this item from the non-GAAP measures facilitates internal comparisons to historical operating results and comparisons to peer operating results.

Accretion of redeemable noncontrolling interest. The accretion of redeemable noncontrolling interest represents the accretion of the company's redeemable noncontrolling interest to its redemption value. The company excludes the accretion because it is non-cash in nature and because the company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operating performance. In addition, excluding this item from the non-GAAP financial measures facilitates internal comparisons to historical operating results and comparisons to peer operating results.

Income tax effect of non-GAAP adjustments. The company adjusts non-GAAP net income by including the income tax effects of excluding stock-based compensation and the amortization of acquired intangible assets.  Beginning in the first quarter of 2014, the company has implemented a long-term non-GAAP tax rate for evaluating its operating performance as well as for planning and forecasting purposes. This projected long-term non-GAAP tax rate eliminates the effects of non-recurring and period specific items, which can vary in size and frequency and does not necessarily reflect our long-term operations. Historically, the company computed a non-GAAP tax rate based on non-GAAP pre-tax income on a quarterly basis.  Based on our current forecast, a long-term non-GAAP tax rate of 35% has been applied to our non-GAAP financial results for the first quarter of 2014. The company believes that the inclusion of the income tax effects provides additional transparency to the overall or “after tax” effects of excluding these items from non-GAAP net income.

Dilutive shares under the treasury stock method. During the first quarter of 2014, the company excluded certain potential common shares from its GAAP diluted shares because their effect would have been anti-dilutive. On a non-GAAP basis, these shares would have been dilutive. As a result, the company has included the impact of these shares in the calculation of its non-GAAP diluted net income per share under the treasury stock method.

For more information on the non-GAAP financial measures, please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” table in this press release. This accompanying table has more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures. Additionally, the company has not reconciled adjusted EBITDA guidance to net income (loss) guidance because it does not provide guidance for either other income (expense), net, or provision for income taxes, which are reconciling items between net income (loss) and adjusted EBITDA. As items that impact net income (loss) are out of the company's control and/or cannot be reasonably predicted, the company is unable to provide such guidance. Accordingly, a reconciliation to net income (loss) is not available without unreasonable effort.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release and the accompanying conference call contain forward-looking statements about our products, including our investments in products, technology and other key strategic areas, certain non-financial metrics, such as customer and member growth and engagement, and our expected financial metrics such as revenue, adjusted EBITDA, depreciation and amortization and stock-based compensation for the second quarter of 2014 and the full fiscal year 2014. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements the company makes.

The risks and uncertainties referred to above include - but are not limited to - risks associated with: our limited operating history in a new and unproven market; engagement of our members; the price volatility of our Class A common stock; general economic conditions; expectations regarding the return on our strategic investments; execution of our plans and strategies, including with respect to mobile products and features; security measures and the risk that they may not be sufficient to secure our member data adequately or that we are subject to attacks that degrade or deny the ability of members to access our solutions; expectations regarding our ability to timely and effectively scale and adapt existing technology and network infrastructure to ensure that our solutions are accessible at all times with short or no perceptible load times; our ability to maintain our rate of revenue growth and manage our expenses and investment plans; our ability to accurately track our key metrics internally; members and customers curtailing or ceasing to use our solutions; our core value of putting members first, which may conflict with the short-term interests of the business; privacy and changes in regulations in the United States, Europe, Asia and elsewhere, which could impact our ability to serve our members or curtail our monetization efforts; litigation and regulatory issues; increasing competition; our ability to manage our growth; our international operations; our ability to recruit and retain our employees; the application of U.S. and international tax laws on our tax structure and any changes to such tax laws; acquisitions we have made or may make in the future; and the dual class structure of our common stock.

Further information on these and other factors that could affect the company’s financial results is included in filings it makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2013, and additional information will also be set forth in our Form 10-Q that will be filed for the quarter ended March 31, 2014, which should be read in conjunction with these financial results. These documents are or will be available on the SEC Filings section of the Investor Relations page of the company's website at http://investors.linkedin.com/. All information provided in this release and in the attachments is as of May 1, 2014, and LinkedIn undertakes no duty to update this information.

Other Information

Investors and others should note that we announce material, non-public information regarding LinkedIn using our company website (www.linkedin.com), our investor relations website (investors.linkedin.com), our company blog (www.blog.linkedin.com), SEC filings, press releases, public conference calls and webcasts. Information about LinkedIn, its business, and its results of operations may also be announced by posts on the following social media channels:

•	Our LinkedIn Page: https://www.linkedin.com/company/linkedin

•	The LinkedIn Twitter Feed: https://twitter.com/linkedin

The information that we post on these social media channels could be deemed to be material information. As a result, we encourage investors, the media, and others interested in LinkedIn to review the information that we post on these social media channels. These channels may be updated from time to time on LinkedIn’s Investor Relations website.

LINKEDIN CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31,	December 31,
	2014	2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$508,850	$803,089
Marketable securities	1,797,373	1,526,212
Accounts receivable, net	328,661	302,168
Deferred commissions	46,575	47,496
Prepaid expenses	47,513	32,114
Other current assets	50,933	44,391
Total current assets	2,779,905	2,755,470
Property and equipment, net	406,543	361,741
Goodwill	228,893	150,871
Intangible assets, net	101,597	43,046
Other assets	44,931	41,665
TOTAL ASSETS	$3,561,869	$3,352,793
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$79,711	$66,744
Accrued liabilities	142,141	183,004
Deferred revenue	479,576	392,243
Total current liabilities	701,428	641,991
DEFERRED TAX LIABILITIES	23,900	14,879
OTHER LONG TERM LIABILITIES	70,226	61,529
Total liabilities	795,554	718,399
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTEREST	5,126	5,000
STOCKHOLDERS' EQUITY:
Class A and Class B common stock	12	12
Additional paid-in capital	2,718,321	2,573,449
Accumulated other comprehensive income	682	314
Accumulated earnings	42,174	55,619
Total stockholders’ equity	2,761,189	2,629,394
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND STOCKHOLDERS' EQUITY	$3,561,869	$3,352,793

LINKEDIN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2014	2013
Net revenue	$473,193	$324,705
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	62,455	42,384
Sales and marketing	166,522	109,417
Product development	120,622	80,672
General and administrative	74,618	42,784
Depreciation and amortization	49,740	25,806
Total costs and expenses	473,957	301,063
Income (loss) from operations	(764)	23,642
Other income (expense), net	1,026	(308)
Income before income taxes	262	23,334
Provision for income taxes	13,581	718
Net income (loss)	(13,319)	22,616
Accretion of redeemable noncontrolling interest	(126)	—
Net income (loss) attributable to common stockholders	$(13,445)	$22,616
Net income (loss) per share attributable to common stockholders:
Basic	$(0.11)	$0.21
Diluted	$(0.11)	$0.20
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	120,967	109,445
Diluted	120,967	115,398

LINKEDIN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
OPERATING ACTIVITIES:
Net income (loss)	$(13,319)	$22,616
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	49,740	25,806
Provision for doubtful accounts and sales returns	1,207	1,314
Stock-based compensation	67,769	33,939
Excess income tax benefit from stock-based compensation	(15,982)	(12,556)
Changes in operating assets and liabilities:
Accounts receivable	(26,764)	(8,849)
Deferred commissions	1,116	(642)
Prepaid expenses and other assets	(11,742)	(9,398)
Accounts payable and other liabilities	(18,428)	(3,498)
Income taxes, net	7,928	(4,248)
Deferred revenue	87,333	59,345
Net cash provided by operating activities	128,858	103,829
INVESTING ACTIVITIES:
Purchases of property and equipment	(88,871)	(44,283)
Purchases of investments	(737,739)	(158,210)
Sales of investments	72,239	59,031
Maturities of investments	393,044	11,230
Payments for intangible assets and acquisitions, net of cash acquired	(85,061)	(226)
Changes in deposits and restricted cash	(1,404)	(55)
Net cash used in investing activities	(447,792)	(132,513)
FINANCING ACTIVITIES:
Proceeds from issuance of common stock from employee stock options	8,147	12,057
Excess income tax benefit from stock-based compensation	15,982	12,556
Other financing activities	(7)	16
Net cash provided by financing activities	24,122	24,629
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	573	(1,414)
CHANGE IN CASH AND CASH EQUIVALENTS	(294,239)	(5,469)
CASH AND CASH EQUIVALENTS—Beginning of period	803,089	270,408
CASH AND CASH EQUIVALENTS—End of period	$508,850	$264,939

LINKEDIN CORPORATION
SUPPLEMENTAL REVENUE INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2014	2013
Revenue by product:
Talent Solutions	$275,875	$184,284
Marketing Solutions	101,783	74,796
Premium Subscriptions	95,535	65,625
Total	$473,193	$324,705

Revenue by geographic region, by product type:
United States
Talent Solutions	$171,477	$119,993
Marketing Solutions	57,964	43,603
Premium Subscriptions	55,437	37,807
Total United States revenue	$284,878	$201,403
International
Talent Solutions	$104,398	$64,291
Marketing Solutions	43,819	31,193
Premium Subscriptions	40,098	27,818
Total International revenue	$188,315	$123,302
Total	$473,193	$324,705

Revenue by geographic region:
United States	$284,878	$201,403
Other Americas (1)	31,904	24,176
Total Americas	316,782	225,579
EMEA (2)	117,871	75,157
APAC (3)	38,540	23,969
Total	$473,193	$324,705

Revenue by channel:
Field sales	$275,262	$183,971
Online sales	197,931	140,734
Total	$473,193	$324,705
______________
(1) Canada, Latin America and South America
(2) Europe, the Middle East and Africa (“EMEA”)
(3) Asia-Pacific (“APAC”)

LINKEDIN CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2014	2013
Non-GAAP net income and net income per share:
GAAP net income (loss) attributable to common stockholders	(13,445)	22,616
Add back: accretion of redeemable noncontrolling interest	126	—
Add back: stock-based compensation	67,769	33,939
Add back: amortization of intangible assets	4,813	2,841
Income tax effect of non-GAAP adjustments (1)	(11,914)	(6,995)
NON-GAAP NET INCOME	$47,349	$52,401

GAAP diluted shares	120,967	115,398
Add back: dilutive shares under the treasury stock method	3,884	—
NON-GAAP DILUTED SHARES	124,851	115,398

NON-GAAP DILUTED NET INCOME PER SHARE	$0.38	$0.45

Adjusted EBITDA:
Net income (loss)	$(13,319)	$22,616
Provision for income taxes	13,581	718
Other (income) expense, net	(1,026)	308
Depreciation and amortization	49,740	25,806
Stock-based compensation	67,769	33,939
ADJUSTED EBITDA	$116,745	$83,387
______________
(1) Excludes accretion of redeemable noncontrolling interest.